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Exhibit 99.2

Important Notice Regarding the Availability of Materials

You are receiving this communication because you hold securities in The Middleby Corporation (“Middleby”). Middleby has released informational materials that are now available for your review regarding the spin-off of its wholly owned subsidiary, Midera Food Processing, Inc. (“Midera”). To effect the spin-off, Middleby will distribute all of the issued and outstanding shares of Midera common stock on a pro rata basis to the holders of Middleby common stock as of 4:00 p.m. Central Time on June 26, 2026, the record date for the distribution. Immediately following the distribution, Midera and Middleby will be two independent, publicly traded companies. This notice provides instructions on how to access the Information Statement that Midera has prepared in connection with the spin-off (the “Information Statement”), which, together with this notice, is being provided FOR YOUR INFORMATION ONLY. You are NOT required to respond or take any other action. Middleby is NOT soliciting a proxy or other consent from you in connection with the spin-off. These materials are NOT a form for voting. The Information Statement contains important information, and we encourage you to review it.

You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

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Materials Available to VIEW or RECEIVE:

How to View Online:

Visit: www.materialnotice.com. Have the information that is printed in the box marked by the arrow above.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET: www.materialnotice.com
2)	BY TELEPHONE: 1-800-579-1639
3)	BY E-MAIL*: sendmaterial@materialnotice.com

*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

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THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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